CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A)(No. 33-23512) of The GCG Trust, of our reports dated February 6, 2002, included in the 2001 Annual Report to shareholders.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 2002